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                                                                       Exhibit 5

                       CLEARY, GOTTLIEB, STEEN & HAMILTON
                               ONE LIBERTY PLAZA
                            NEW YORK, NEW YORK 10006
                                 (212) 225-2000




                                             May 27, 1998


HSBC Americas, Inc.
One Marine Midland Center
Buffalo, New York  14203



                    Re:    HSBC Americas, Inc. (FILE NO. 333-____)
                           ---------------------------------------

Ladies and Gentlemen:

                  We have acted as special counsel to HSBC Americas, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), for the registration of (i) debt securities of the Company, which may be senior (the "Senior Securities") or subordinated (the "Subordinated Securities", and collectively with the Senior Securities, the "Debt Securities"); and (ii) shares of preferred stock of the Company (the "Preferred Stock", and collectively with the Debt Securities, the "Offered Securities"). The Offered Securities being registered under the Registration Statement will have an aggregate initial offering price of up to $750,000,000, will be offered in one or more series and may be offered on a continuing or delayed basis pursuant to the provisions of Rule 415 under the Securities Act of 1933, as amended (the "Act").

                  Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement relating to a particular series of Debt Securities, the Senior Securities will be issued under an Indenture dated as of October 24, 1996, as amended or supplemented from time to time (the "Senior Indenture), between the Company and Bankers Trust Company, as Senior Trustee (the "Senior Trustee"), and the Subordinated Securities will be issued under an Indenture dated as of October 24, 1996, as supplemented by a Supplemental Indenture dated December 12, 1996 and as may be further amended or supplemented from time to time (the "Subordinated Indenture"), between the Company and Bankers Trust Company, as Subordinated Trustee (the "Subordinated Trustee"). The Preferred Stock will be created by a Certificate of Designations (the "Certificate of Designations") relating to a particular series of Preferred Stock.

                  We have participated in the preparation of the Registration Statement and have reviewed originals or copies certified or otherwise identified to our satisfaction of all such documents and corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other


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persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

                  In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

                  Based on the foregoing, and subject to the further assumptions and qualifications set forth below, including the assumptions that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Offered Securities are offered or issued as contemplated by the Registration Statement; (iii) a Prospectus Supplement or term sheet will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will comply with all applicable laws; (iv) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement or term sheet; and (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Offered Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; it is our opinion that:

                  1. With respect to Debt Securities to be issued under either the Senior Indenture or Subordinated Indenture, when (A) the Senior Trustee or Subordinate Trustee, as applicable, is qualified to act as Senior Trustee or Subordinated Trustee, as applicable, under the Senior Indenture or Subordinated Indenture, as applicable, (B) the Senior Trustee or Subordinated Trustee, as applicable, has duly executed and delivered the Subordinated Indenture or Senior Indenture, as applicable, (C) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by the Company to the Senior Trustee or Subordinated Trustee, as applicable, (D) the Senior Indenture or Subordinate Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (F) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided therein, such Debt Securities will constitute the legal, valid, binding and enforceable obligations of the Company, entitled to the benefits of the Senior Indenture or the Subordinated Indenture, as applicable; and

                  2. With respect to shares of Preferred Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a Certificate of

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Designation relating to such Preferred Stock and the filing of the Certificate of Designation with the Secretary of State of the State of Delaware and (B) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Offered Security, in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the Shares of Preferred Stock will be validly issued by the Company and fully paid and nonassessable.

                  Insofar as the foregoing opinions relate to the legality, validity, binding effect or enforceability of any agreement or obligation of the Company, we have assumed (a) that each party to such agreement or obligation (other than the Company) has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it, and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

                  The foregoing opinions are limited to the law of the State of New York and the General Corporation Law of the State of Delaware.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Opinions" in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                        Very truly yours,

                                        CLEARY, GOTTLIEB, STEEN & HAMILTON


                                        By /s/ James F. Munsell
                                           -----------------------------------
                                           James F. Munsell, a Partner



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